Exhibit 99.1

Cerus Corporation Announces Record Preliminary Fourth Quarter and Full-Year 2021 Product Revenue and Provides Business Update

Preliminary Q4:21 and Full-Year 2021 Product Revenues of $39.9 million and $130.9 million reflects year-over-year growth of 41% and 42%, respectively

2022 Product Revenues expected to be between $157-164 million, reflecting 20%-25% growth versus 2021

Expanding Access to INTERCEPT Fibrinogen Complex in 2022

January 10, 2022, CONCORD, Calif.—(BUSINESS WIRE)—Cerus Corporation (Nasdaq: CERS) today announced preliminary product revenue for the fourth quarter and full-year 2021, provided product revenue guidance for 2022 and provided an update on its INTERCEPT Blood System for Cryoprecipitation offering, which is used to produce INTERCEPT Fibrinogen Complex.

Cerus’ unaudited preliminary product revenue for the fourth quarter of 2021 totaled $39.9 million, representing an increase of 41% over the $28.2 million recognized during the fourth quarter of 2020. The Company expects its unaudited preliminary full-year 2021 product revenue to be $130.9 million, exceeding the Company’s most recent 2021 product revenue guidance range of $127-$129 million. The preliminary product revenue results have not been audited and are subject to change.

“Cerus’ commercial momentum during the first three quarters of 2021 carried on during the fourth quarter, continuing the Company’s growth trajectory. Strong uptake of INTERCEPT platelets in the fourth quarter of 2021 was again led by U.S. blood center adoption and growing hospital demand. I am pleased to report yet another record quarter and the corresponding positive impact on patient access to INTERCEPT-treated blood components,” stated William “Obi” Greenman, Cerus’ president and chief executive officer. “With the INTERCEPT Blood System for platelets being adopted so rapidly in the U.S. market, I am proud to say that on a run-rate basis, more than half of platelets in the U.S. are now treated with our technology, helping us realize our mission of making pathogen inactivation the standard of care globally. In this age of pandemic preparedness and awareness, we believe 2022 will see a continuation of our positive trajectory and result in another record year for product revenues for the Company.”

The Company expects full-year 2022 product revenue will be in the range of $157-$164 million, representing strong growth of approximately 20%-25% compared to preliminary unaudited 2021 full-year product revenue of $130.9 million.

“In addition to the commercial momentum that we expect will continue in 2022, we have several exciting initiatives on tap that we believe will extend our leadership position in transfusion medicine globally,” continued Greenman. “We remain committed to balancing these investments in these initiatives in the future with the financial discipline necessary to potentially achieve cash flow breakeven.”

Finally, Cerus is beginning the nationwide launch early for INTERCEPT Fibrinogen Complex after one of the Company’s blood center production partners, Gulf Coast Regional Blood Center, received its Biological License Application (BLA) approval from U.S. Food and Drug Administration (FDA).

“As the launch of INTERCEPT Fibrinogen Complex continues in 2022, I am pleased to announce that we have made strides to expand access to this new product across the U.S.,” added Greenman. “The receipt of the first BLA approval was sooner than we expected and we are excited about IFC’s potential to drive growth for us over the next several years.”

Cerus will provide complete fourth quarter and full-year 2021 financial results and host a call to discuss both 2021 results and 2022 expectations in late February.

ABOUT CERUS

Cerus Corporation is dedicated solely to safeguarding the world’s blood supply and aims to become the preeminent global blood products company. Headquartered in Concord, California, the Company develops and supplies vital technologies and pathogen-protected blood components to blood centers, hospitals, and ultimately patients who rely on safe blood. The INTERCEPT Blood System for platelets and plasma is available globally and remains the only pathogen reduction system with both CE Mark and FDA approval for these two blood components. The

INTERCEPT red blood cell system is currently in late-stage clinical development. Also in the US, the INTERCEPT Blood System for Cryoprecipitation is approved for the production of INTERCEPT Fibrinogen Complex, a therapeutic product for the treatment and control of bleeding, including massive hemorrhage, associated with fibrinogen deficiency. For more information about Cerus, visit www.cerus.com and follow us on LinkedIn.

INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

Forward Looking Statements and Preliminary Product Revenue Results

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Cerus’ products, prospects and expected results, including statements relating to Cerus’ 2022 annual product revenue guidance and its expectation of another record year for product revenues for the Company; Cerus’ mission of making pathogen inactivation the standard of care globally; Cerus’ expectation of continuing commercial momentum in 2022 and its belief that it will extend its leadership position in transfusion medicine globally; Cerus’ ability to potentially achieve cash flow breakeven in the near-term; the continuing launch of IFC and its potential to drive growth for Cerus in 2023 and beyond; and other statements that are not historical fact. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System, including the risks that Cerus may not (a) meet its 2022 annual product revenue guidance, (b) effectively continue to launch and commercialize the INTERCEPT Blood System for Cryoprecipitation, (c) grow sales globally, including in its U.S. and European markets, and/or realize expected revenue contribution resulting from its U.S. and European market agreements, (d) realize meaningful and/or increasing revenue contributions from U.S. customers in the near term or at all, particularly since Cerus cannot guarantee the volume or timing of commercial purchases, if any, that its U.S. customers may make under Cerus’ commercial agreements with these customers, (e) effectively expand its commercialization activities into additional geographies and/or (f) realize any revenue contribution from its pipeline product candidates, whether due to Cerus’ inability to obtain regulatory approval of its pipeline programs, or otherwise; risks associated with the ultimate duration and severity of the COVID-19 pandemic and resulting global economic and financial disruptions, and the current and potential future negative impacts to Cerus’ business operations and financial results such as the current and potential additional disruptions to the U.S. and EMEA blood supply resulting from the evolving effects of the COVID-19 pandemic; risks associated with Cerus’ lack of commercialization experience with the INTERCEPT Blood System for Cryoprecipitation and in the United States generally, and its ability to develop and maintain an effective and qualified U.S.-based commercial organization, as well as the resulting uncertainty of its ability to achieve market acceptance of and otherwise successfully commercialize the INTERCEPT Blood System in the United States, including as a result of licensure requirements that must be satisfied by U.S. customers prior to their engaging in interstate transport of blood components processed using the INTERCEPT Blood System; risks related to Fresenius Kabi’s efforts to assure an uninterrupted supply of platelet additive solution (PAS); risks related to how any future PAS supply disruption could affect INTERCEPT’s acceptance in the marketplace; risks related to how any future PAS supply disruption might affect current commercial contracts; risks related to Cerus’ ability to demonstrate to the transfusion medicine community and other health care constituencies that pathogen reduction, including IFC for the treatment and control of bleeding, and the INTERCEPT Blood System is safe, effective and economical; risks related to the uncertain and time- consuming development and regulatory process, including the risks that (a) Cerus may be unable to comply with the FDA’s post-approval requirements for the INTERCEPT Blood System, including by successfully completing required post-approval studies, which could result in a loss of U.S. marketing approval(s) for the INTERCEPT Blood System, (b) manufacturing site Biologics License Applications necessary for Cerus to distribute the INTERCEPT Blood System for Cryoprecipitation may not be obtained in a timely manner or at all, and (c) Cerus may be unable to obtain the requisite regulatory approvals to advance its pipeline programs and bring them to market in a timely manner or at all; risks related to product safety, including the risk that the septic platelet transfusions may not be avoidable with the INTERCEPT Blood System; risks related to adverse market and economic conditions, including continued or more severe adverse fluctuations in foreign exchange rates and/or continued or more severe weakening in economic conditions resulting from the evolving effects of the COVID-19 pandemic or otherwise in the markets where Cerus currently sells and is anticipated to sell its products; Cerus’ reliance on third parties to market, sell, distribute and maintain its products; Cerus’ ability to maintain an effective, secure manufacturing supply chain, including the risks that (a) Cerus’ supply chain could be negatively impacted as a result of the evolving effects of the COVID-19 pandemic, (b) Cerus’ manufacturers could be unable to comply with extensive FDA and foreign regulatory agency requirements, and (c) Cerus may be unable to maintain its primary kit manufacturing agreement and its other supply agreements with its third party suppliers; Cerus’ ability to identify and obtain additional partners to manufacture the INTERCEPT Blood System for Cryoprecipitation; risks associated with Cerus’ ability to access additional funds under its term loan facility and revolving line of credit and to meet its debt service obligations, and its need for additional funding; the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for Cerus to produce, market and distribute its products; risks related to future opportunities and plans, including the uncertainty of Cerus’ future capital requirements and its future revenues and other financial performance and results, as well as other risks detailed in Cerus’ filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in Cerus’ Quarterly Report on Form 10-Q, filed with the SEC on November 2, 2021, and future filings and reports by Cerus. In addition, to the extent that the COVID-19 pandemic adversely affects Cerus’ business and financial results, it may also have the effect of heightening many of the other risks and uncertainties described above. Cerus disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

This press release includes Cerus’ preliminary product revenue results for the quarter and year ended December 31, 2021. Cerus is currently in the process of finalizing its full financial results for the quarter and year ended December 31, 2021, and the preliminary product revenue results presented in this press release are based only upon preliminary information available to Cerus as of January 10, 2022. Cerus’ preliminary product revenue results should not be viewed as a substitute for full audited financial statements prepared in accordance with U.S. GAAP, and undue reliance should not be placed on Cerus’ preliminary product revenue results. In addition, Cerus’ independent registered public accounting firm has not audited or reviewed the preliminary product revenue results included in this press release or expressed any opinion or other form of assurance on such preliminary product revenue results. In addition, items or events may be identified or occur after the date hereof due to the completion of operational and financial closing procedures, final audit adjustments and other developments may arise that would require Cerus to make material adjustments to the preliminary product revenue results included in this press release. Therefore, the preliminary product revenue results included in this press release may differ, perhaps materially, from the product revenue results that will be reflected in Cerus’ audited consolidated financial statements for the year ended December 31, 2021.

Contact:

Matt Notarianni – Senior Director, Investor Relations

Cerus Corporation

925-288-6137

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